Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit 16.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 23, 2001

WESTERN WIRELESS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-28160	91-1638901

(Commission File Number)	(IRS Employer Identification No.)

3650 131st Avenue SE
Bellevue, WA 98006

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code:  (425) 586-8700

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

(a)   Previous Independent Accountant

On August 23, 2001, Western Wireless Corporation (“WWC”) dismissed Arthur Andersen LLP (“Andersen”) as its independent accountant.

The audit reports of Andersen on the consolidated financial statements of WWC and subsidiaries for each of the years in the two-year period ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change the independent audit firm was recommended by WWC’s management and approved by WWC’s Audit Committee and Board of Directors.

During the two years ended December 31, 2000, and the subsequent interim period through August 23, 2001, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years.

During the past two fiscal years and through August 23, 2001, Andersen has not advised WWC of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934).

WWC requested that Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements above and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 16.1 and is incorporated herein by reference.

(b)   New Independent Accountant

WWC engaged PricewaterhouseCoopers LLP (“PwC”) as its new independent accountant as of August 23, 2001. During the two years ended December 31, 2000 and through August 23, 2001, WWC has not consulted with PwC regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K under the Securities Exchange Act of 1934. WWC has authorized Andersen to respond fully to any inquiries from PwC relating to its engagement as WWC’s independent accountant.

Item 7. Financial Statements and Exhibits.

Designation of Exhibit in this Report	Description of Exhibit

16.1	Letter from Arthur Andersen LLP addressed to the Securities and Exchange Commission regarding Change in Certifying Accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN WIRELESS CORPORATION Dated: August 29, 2001

By:	/s/ Jeffrey A. Christianson

Jeffrey A. Christianson Sr. Vice President, General Counsel and Secretary